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                                                                    EXHIBIT 21.1

                  Subsidiaries of Women First HealthCare, Inc.


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
NAME                                                  JURISDICTION OF FORMATION
As We Change, LLC                                          Delaware
Women First HealthCare Limited                             United Kingdom
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